UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2023

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2023, Moving iMage Technologies, Inc. (the “Company” or “MiT”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”), with SNDBX, INC. ("SNDBX") pursuant to which SNDBX issued and sold an unsecured convertible promissory note (the “Note”) to the Company for the principal amount of $100,000.

The Note matures on June 5, 2024, (the “Maturity Date”) and accrues simple interest at an annual rate of 5%, payable at any time on or after the Maturity Date. At the Company’s election the Note (including accrued interest) is convertible into stock of the Company having the same rights and privileges of stock owned by the founders of SNDBX (the “Founders Shares”) at any time on or after the Maturity Date at a conversion price (the “Conversion Price”) of $5,000.00 per Founders Share, or twenty (20) SNDBX Founders Shares.

SNDBX may repurchase ten (10) of the twenty (20) Founders Shares at any time during the two (2) year period after the date of the Note’s conversion, for an aggregate repurchase price of $500,000. If SNDBX exercises such repurchase option, $100,000 of the repurchase price is due and payable on the date of such election, and the remaining $400,000 is paid in installments of $100,000 annually thereafter on such date. The Purchase Agreement contains customary representations and warranties.

The following events constitute an event of default under the Note: (i) SNDBX’s failure to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable; (ii) SNDBX files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or (iii) an involuntary petition is filed against SNDBX (unless such petition is dismissed or discharged within 90 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of SNDBX. Upon an event of default, the Note will accelerate and all principal and unpaid accrued interest will become due and payable.

The Note and the Founders Shares underlying the Note have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and Note, which are included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.1	Convertible Note Purchase Agreement dated June 6, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBLR document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.
Date: June 12, 2023
	By:	/s/ William F. Greene
	Name:	William F. Greene
	Title:	Chief Financial Officer